                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CREATIVE MASTER INTERNATIONAL, INC.
                       (FORMERLY DAVIN ENTERPRISES, INC.)

         Creative Master International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Creative Master International, Inc. Creative Master International, Inc. was originally incorporated under the name Davin Enterprises, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 8, 1987.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

         3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST: The name of the Corporation is

                       CREATIVE MASTER INTERNATIONAL, INC.

         SECOND: The address of the registered office and registered agent in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

         FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is Thirty Million (30,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is Twenty-Five Million (25,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

         (2) The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof,

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to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

         (3) The Corporation hereby reclassifies its Common Stock pursuant to
Section 242 of the Delaware General Corporation Law in order to effect a three
(3) for four (4) reverse split of its Common Stock, $.0001 par value ("Old Common Stock"), so that four (4) shares of the Old Common Stock is equal to three (3) shares of Common Stock, $.0001 par value ("New Common Stock"). Each certificate which heretofore represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, and provided further that the Corporation shall not issue fractional shares with respect to the combination. In lieu thereof, the Corporation shall pay stockholders who would otherwise be entitled to be issued a fractional share of Common Stock cash equal to the fair value of such fractional share as determined by the Board of Directors of the Corporation.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                           (a) To make, alter, amend, change, add to or repeal
the bylaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to
what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

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                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

         SIXTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Corporation to power to indemnify.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         The foregoing Restated Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by affirmative vote of stockholders holding at least a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Carl Ka Wing Tong, its authorized officer, this 14th day of December 1998.

                                         CREATIVE MASTER INTERNATIONAL, INC.


                                         By: /S/ CARL KA WING TONG
                                             ------------------------
                                             Carl Ka Wing Tong, President and
                                             Chief Executive Officer


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

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CREATIVE MASTER INTERNATIONAL, INC.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         The undersigned, Carl Ka Wing Tong, being the President and Chief Executive Officer, and Shing Kam Ming, being the Secretary, of Creative Master International, Inc., a Delaware corporation (the `"Company"), hereby certify as follows:

         1. The name of the Company is Creative Master International. Inc.

         2. The Board of Directors of the Company, by action taken at a meeting on June 23, 2000, unanimously adopted a resolution proposing and declaring advisable the amendment to the fourth article of the Certificate of Incorporation of the Company described below.

         3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of the Board of Directors of the Company.

         4. By written action of more than a majority of the stockholders of the Company entitled to vote, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of this Certificate of Amendment.

         5. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         6. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current third full paragraph of the fourth article and replacing it with the following:

                  "At 5:00 p.m. EST on July 27, 2000, and without further action on the part of the Company or its stockholders, each three shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), then issued and outstanding, shall become one fully paid and nonassessable share of Common Stock. In lieu of issuing fractional shares as a result of such reverse stock split, the Company will pay to any stockholder entitled to a fractional share as a result of such reverse stock split cash equal to the fair value of such fractional share, as determined by the Board of Directors. The capital account of the Company shall not be increased or decreased by such reverse stock split. To reflect such reverse stock split, each certificate representing shares of Common Stock theretofore issued and outstanding shall represent one-third


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

                  the number of shares of Common Stock issued and outstanding after such reverse stock split (subject to the payment of cash in lieu of fractional shares, as provided above); and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of Common Stock equal to one-third the number of shares represented by said certificate for theretofore issued and outstanding shares (subject to the payment of cash in lieu of fractional shares, as provided above)."

         IN WITNESS WHEREOF, the undersigned, being the duly appointed and acting President and Chief Executive Officer and Secretary, respectively, of the Company, have hereunder subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 27 day of July , 2000.


                                          /S/ CARL KA WING TONG
                                          ---------------------
                                          Carl Ka Wing Tong
                                          President and Chief Executive Officer

                                          /S/ SHING KAM MING
                                          ------------------
                                          Shing Kam Ming
                                          Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CREATIVE MASTER INTERNATIONAL, INC.
                   (FORMERLY KNOWN AS DAVIN ENTERPRISES, INC.)

         Creative Muter International Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation'), hereby certifies as follows:

         1. The amendments to the Corporation's Certificate of Incorporation, as previously amended and restated, set forth below were duly adopted in accordance with the provisions of Section 142 of the Delaware General Corporation law.

         2. ARTICLE FIRST of the Corporation's Certificate of Incorporation, as previously amended and restated, is further amended and restated to read is its entirety as follows:

         FIRST:   The name of the Corporation is

                              PACIFICNET.COM, INC.

         3. The first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation, as previously amended and restated, is further amended and restated to read in its entirety as follows:

         FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred and Twenty-Five Million (125,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Carl Ka Wing Tong, its authorized officer, on this 27 day of July, 2000.


                                          /S/ CARL KA WING TONG
                                          ---------------------
                                          Carl Ka Wing Tong
                                          President and Chief Executive Officer

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

PACIFICNET.COM, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  Resolved, that the Certificate of Incorporation of this corporation be amended by changing Article thereof numbered "FIRST", so that as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is PACIFICNET INC."

SECOND : That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this date of April 15, 2002.


                                    BY: /S/ VICTOR TONG
                                       -------------------------------------
                                           SIGNATURE - AUTHORIZED OFFICER


                                    VICTOR TONG, DIRECTOR & VP NORTH AMERICA
                                    ----------------------------------------
                                             PRINT NAME & TITLE OF OFFICER


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


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PACIFICNET INC.

                            (A DELAWARE CORPORATION)

         PacificNet Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

         1. The name of the corporation is: PacificNet Inc.

         2. Tony Tong and Victor Tong are the duly elected and acting President and Secretary, respectively, of PacificNet Inc., a Delaware corporation (the "Corporation").

         3. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 8, 1987. On December 14, 1998, this Corporation filed a First Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware

         4. An amendment to ARTICLE FOURTH of the Corporation's Certificate of Incorporation, set forth below was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         5. ARTICLE FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "FOURTH: (1) The total number of shares of stock which the Corporation is authorized to issue is One Hundred and Thirty Million (130,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is One Hundred and Twenty-Five Million(125,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized. Effective at the open of business on January 6, 2003 (the "Effective Date"), every five (5) shares of the Company's issued and outstanding Common Stock shall be combined into one (1) share of fully paid and nonassessable

                  Common Stock of the Company (the "Reverse Split Ratio"). No fractional shares of Common Stock of the Company shall be issued in connection with the reverse split. A holder of Common Stock, who immediately prior to the Effective Date owns a number of shares of Common Stock of the Company which is not evenly divisible by the Reverse Split Ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company rounded to the nearest whole number."

         IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment of the Certificate of Incorporation this 26th day of December, 2002, and affirm the statements contained herein are true under penalties of perjury.

                                                     PACIFICNET INC.

                                                     By: /S/ TONY TONG
                                                         -----------------
                                                         Name: Tony Tong
                                                         Title: President

                                                     PACIFICNET INC.

                                                     By: /S/ VICTOR TONG
                                                         ------------------
                                                         Name: Victor Tong
                                                         Title: Secretary


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